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                                                                     EXHIBIT 4.8

                          SEVENTH AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

        This Seventh Amended and Restated Investors' Rights Agreement (this "Agreement") is made and entered into effective as of December 3, 1997 by and among Brocade Communications Systems, Inc., a California corporation (the "Company"), and the persons and entities listed on Exhibit A attached hereto (the "Investors").

                                    RECITALS

               A. The existing Investors and warrantholders who are identified on the signature page to this Agreement as "Previous Investors Who Are Not Investing in the Second Series D Transaction" or "Previous Investors Who Are Investing in the Second Series D Transaction" (collectively, the "Previous Investors") are parties to the Sixth Amended and Restated Investors' Rights Agreement entered into as of October 24, 1997 (the "Prior Rights Agreement"); such Previous Investors include persons who purchased Series D Preferred Stock of the Company on or about September 29, 1997, pursuant to which purchase such investors were granted warrants to purchase shares of the Company's Series D Preferred Stock equal to ten percent (10%) of the number of shares of Series D Preferred Stock purchased by each such Investor (the "First Series D Transaction Investors").

               B. The Company desires for those certain Investors who are or will be identified on the signature page to this Agreement as either "Previous Investors Who Are Investing in the Second Series D Transaction" or "Second Series D Transaction Investors" (collectively, the "Second Series D Transaction Investors") to purchase shares of the Company's Series D Preferred Stock pursuant to that certain Series D Preferred Stock Purchase Agreement made effective on or about the date hereof between the Company and the Second Series D Transaction Investors, as may be amended from time to time (the "Second Series D Agreement").

               C. As a condition of such investment by the Second Series D Transaction Investors, and to induce such investment, the Investors and the Company wish to enter into this Agreement which shall supersede the Prior Rights Agreement.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

        1. INFORMATION RIGHTS.

               1.1 Financial Information. The Company covenants and agrees that, commencing on the date of this Agreement, for so long as any Investor holds shares of Preferred Stock convertible into at least 50,000 shares of Common Stock of the Company issued pursuant to that certain Series A Preferred Stock Purchase Agreement dated August 28, 1995 (the "Series A Agreement"), that certain Series B Preferred Stock Purchase Agreement dated June 17, 1996 (the "Series B Agreement"), that certain Series C Preferred Stock Purchase Agreement dated December 6, 1996, that certain Series D Preferred Stock Purchase Agreement dated September 29, 1997 and/or the Second Series D Agreement (such agreements, including any future amendments thereto, are collectively referred to as the "Preferred Stock Purchase


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Agreements" and any single such agreement is referred to as a "Preferred Stock
Purchase Agreement") and/or the equivalent number (on an as-converted basis) of shares of Common Stock of the Company ("Common Stock") issued upon the conversion of such shares of Preferred Stock ("Conversion Stock"), or any combination thereof, the Company will:

                      (a) Annual Reports. Furnish to such Investor, as soon as practicable and in any event within 120 days after the end of each fiscal year of the Company, a consolidated Balance Sheet as of the end of such fiscal year, a consolidated Statement of Income and a consolidated Statement of Cash Flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures from the Company's previous fiscal year (if any), all prepared in accordance with generally accepted accounting principles and practices and audited by nationally recognized independent certified public accountants;

                      (b) Quarterly Reports. Furnish to such Investor as soon as practicable, and in any case within forty-five (45) days of the end of each fiscal quarter of the Company (except the last quarter of the Company's fiscal year), quarterly unaudited financial statements, including an unaudited Balance Sheet and an unaudited Statement of Income and an unaudited Statement of Cash Flows;

                      (c) Monthly Reports. Furnish to such Investor as soon as practicable, and in any case within forty-five (45) days of the end of each calendar month (except the last month of the Company's fiscal year), monthly unaudited financial statements, including an unaudited Balance Sheet and an unaudited Statement of Income and an unaudited Statement of Cash Flows; and

                      (d) Annual Budget. Furnish to such Investor as soon as practicable and in any event no later than thirty (30) days after the close of each fiscal year of the Company, an annual operating plan and budget, prepared on a monthly basis, for the next immediate fiscal year. The Company shall also furnish to such Investor, within a reasonable time of its preparation, amendments to the annual budget, if any.

                      (e) Confidentiality. Each Investor agrees to hold all information received pursuant to this Section in confidence, and not to use or disclose any of such information to any third party, except to the extent such information may be made publicly available by the Company.

               1.2 Inspection Rights. The Company shall permit each Investor holding shares of the Company's Preferred Stock convertible into at least 500,000 shares of Common Stock of the Company issued pursuant to any one or more of the Preferred Stock Purchase Agreements and/or the equivalent number (on an as-converted basis) of shares of Conversion Stock, or any combination thereof, at such Investor's expense and at such reasonable times as may be requested by such Investor, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers. Each Investor agrees to hold all information received from such inspections in confidence, and not to use or disclose any of such information to any third party, except to the extent such information may be made publicly available by the Company. The Company shall have no obligation under this Section 1.2 to disclose any information to an Investor who is a competitor, works or consults for or is an investor in a competitor, and further shall have no obligation to disclose confidential information to any Investor.

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               1.3 Termination of Rights. The Company's obligations under
Sections 1.1 and 1.2 above will terminate upon the earlier of (i) the closing of the Company's initial public offering of Common Stock pursuant to an effective registration statement filed under the U.S. Securities Act of 1933, as amended (the "Securities Act") or (ii) upon (a) the acquisition of all or substantially all the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction.

        2. REGISTRATION RIGHTS.

               2.1 Definitions. For purposes of this Section 2:

                      (a) Registration. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                      (b) Registrable Securities. The term "Registrable Securities" means: (1) all the shares of Common Stock of the Company issued or issuable upon the conversion of: (A) any shares of Preferred Stock issued under any Preferred Stock Purchase Agreement, (B) any shares of Series A Preferred Stock that are issued or issuable upon exercise of those certain warrants issued by the Company as of December 26, 1995 to purchase 35,444 and 15,753 shares of the Company's Series A Preferred Stock (which warrant to purchase 15,753 shares of Series A Preferred Stock was amended and restated as of October 3, 1996) (the "Series A Warrants"), (C) any shares of Series B Preferred Stock that are issued or issuable upon exercise of that certain warrant issued by the Company as of September 11, 1996 (the "Series B Warrant"), (D) any shares of Series C Preferred Stock that are issued or issuable upon exercise of that certain warrant issued by the Company as of June 13, 1997 (the "Series C Warrant"), and
(E) any shares of Series D Preferred Stock that are issued or issuable upon exercise of those certain warrants issued by the Company pursuant to the Series D Agreement (the "Series D Warrants") and (2) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (1) of this subsection (b); excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

                      (c) Registrable Securities Then Outstanding. The number of shares of "Registrable Securities then outstanding" shall mean the number of shares of Common Stock which are Registrable Securities and (1) are then issued and outstanding or (2) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

                      (d) Holder. For purposes of this Section 2 and Sections 3 and 4 hereof, the term "Holder" means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any assignee of record of such Registrable Securities to whom rights under this Section 2 have been

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duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of shares of Preferred Stock shall be deemed to be the Holder of Registrable Securities into which such Preferred Stock is convertible solely for the purposes of Sections 2 and 3 of this Agreement; provided, further, that for purposes of this Agreement, a record holder of Series A Warrants, the Series B Warrant or the Series D Warrants exercisable for such Registrable Securities shall be deemed to be the Holder of such Registrable Securities solely for purposes of Section 2 of this Agreement; and provided further, that for purposes of this Agreement, a record holder of the Series C Warrant exercisable for such Registrable Securities shall be deemed to be the Holder of such Registrable Securities solely for purposes of Section 2 of this Agreement excluding Subsection 2.2; provided, further, that the Company shall in no event be obligated to register shares of Preferred Stock, the Series A Warrants, the Series B Warrant, the Series C Warrant or the Series D Warrants, and that Holders of Registrable Securities will not be required to convert their shares of Preferred Stock into Common Stock or exercise their Series A Warrants, Series B Warrant, Series C Warrant or Series D Warrants in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.

                      (e) Form S-3. The term "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                      (f) SEC. The term "SEC" or "Commission" means the U.S. Securities and Exchange Commission.

               2.2 Demand Registration.

                      (a) Request by Holders. If the Company shall receive at any time after six (6) months after the effective date of the Company's initial public offering of its securities pursuant to a registration filed under the Securities Act, a written request from the Holders of at least a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.2, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request ("Request Notice") to all Holders, and effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities which Holders request to be registered and included in such registration by written notice given such Holders to the Company within twenty
(20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.2; provided that the Registrable Securities requested by all Holders to be registered pursuant to such request must either (i) be at least fifty percent (50%) of all Registrable Securities then outstanding or (ii) have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $2,000,000.

                      (b) Underwriting. If the Holders initiating the registration request under this Section 2.2 ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include his

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Registrable Securities in such registration shall be conditioned upon such
Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

                      (c) Maximum Number of Demand Registrations. The Company is obligated to effect only two (2) such registrations pursuant to this Section 2.2.

                      (d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 180 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

                      (e) Expenses. All expenses incurred in connection with a registration pursuant to this Section 2.2, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders (but excluding underwriters' discounts and commissions), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 2.2 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree to forfeit their right to one (1) demand registration pursuant to this Section 2.2 (in which case such right shall be forfeited by all Holders of Registrable Securities); provided, further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the

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Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to this Section 2.2.

               2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.2 or Section 2.4 of this Agreement or to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                      (a) Underwriting. If a registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided however, that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that the number of Registrable Securities included in any such registration is not reduced below twenty percent (20%) of the shares included in the registration, except for a registration relating to the Company's initial public offering from which all Registrable Securities may be excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a

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partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder", as defined in this sentence.

                      (b) Expenses. All expenses incurred in connection with a registration pursuant to this Section 2.3 (excluding underwriters' and brokers' discounts and commissions), including, without limitation all federal and "blue sky" registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company.

               2.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of at least twenty percent (20%) of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

                      (a) Notice. Promptly give written notice of the proposed registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                      (b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                           (1) if Form S-3 is not available for such offering by
the Holders;

                           (2) if the Holders, together with the holders of any
other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000;

                           (3) if the Company shall furnish to the Holders a
certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve month period for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 2.4;

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                           (4) if the Company has, within the twelve (12) month
period preceding the date of such request, already effected any registration on Form S-3 for the Holders pursuant to this Section 2.4; or

                           (5) in any particular jurisdiction in which the
Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                      (c) Expenses. Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered pursuant to this Section 2.4 as soon as practicable after receipt of the request or requests of the Holders for such registration. The Company shall pay all expenses incurred in connection with registrations requested pursuant to this Section 2.4 (excluding underwriters' or brokers' discounts and commissions), including without limitation all filing, registration and qualification, printers' and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders and counsel for the Company.

                      (d) Not Demand Registration. Form S-3 registrations shall not be deemed to be demand registrations as described in Section 2.2 above.

               2.5 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                      (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

                      (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                      (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                      (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                      (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

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                      (f) Notify each Holder of Registrable Securities covered
by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                      (g) Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

               2.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or
2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

               2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

               2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

                      (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                              (i) any untrue statement or alleged untrue
                      statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

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                              (ii) the omission or alleged omission to state
                      therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                              (iii) any violation or alleged violation by the
                      Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this subsection 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                      (b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this
Section 2.8(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                      (c) Notice. Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

                      (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                      (e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                      (f) Survival. The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

               2.9 "Market Stand-Off" Agreement. Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that:

                      (a) such agreement shall be applicable only to the first such registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering but not to Registrable Securities sold pursuant to such registration statement; and

                      (b) all executive officers and directors of the Company then holding Common Stock of the Company enter into similar agreements.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

               2.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

                      (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                      (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements); and

                      (c) So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the 1934 Act (at any time after it has become subject to the reporting requirements of the 1934 Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the 1934 Act).

               2.11 Termination of the Company's Obligations. The Company shall have no obligations pursuant to Sections 2.2 through 2.4 with respect to: (i) any request or requests for registration made by any Holder on a date more than five (5) years after the closing date of the Company's initial public offering; or (ii) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.2, 2.3 or 2.4 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

        3. RIGHT OF FIRST REFUSAL.

               3.1 General. Each Holder (as defined in Section 2.1(d) but not including any parties that are not under such Section deemed Holders for purposes of this Section 3) and any party to whom such Holder's rights under this Section 3 have been duly assigned in accordance with Section 4.1(b) (each such Holder or assignee being hereinafter referred to as a "Rights Holder") has the right of first refusal to purchase such Rights Holder's Pro Rata Share (as defined below), of all (or any part) of any "New Securities" (as defined in
Section 3.2) that the Company may from time to time issue after the date of this Agreement. A Rights Holder's "Pro Rata Share" for purposes of this right of first refusal is the ratio of (a) the number of Registrable Securities as to which such Rights Holder is the Holder (and/or is deemed to be the Holder under Section 2.1(d)), to (b) a number of shares of Common Stock of the Company equal to the sum of (i) the total number of shares of Common Stock of the Company then outstanding plus (ii) the total number of shares of Common Stock of the Common Stock of the Company into which all then outstanding shares of Preferred Stock of the Company are then convertible plus (iii) the number of shares of Common Stock of the Company reserved for issuance under outstanding options and warrants plus (iv) the number of shares of Common Stock of the Company reserved for issuance upon conversion of Preferred Stock issuable under outstanding options or warrants.

               3.2 New Securities. "New Securities" shall mean any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; provided, however, that the term "New Securities" does not include:

                              (i) shares of the Company's Common Stock (and/or
                      options or warrants therefor) issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to agreements or plans approved by the Board of Directors of the Company;

                              (ii) shares of Preferred Stock and Series D
                      Warrants issued under the Preferred Stock Purchase Agreements, as such agreements may be amended, or any securities issued or issuable upon conversion or exercise with respect to any Preferred Stock or Series D Warrants issued under the Preferred Stock Agreements, as such agreements may be amended;

                              (iii) any securities issuable upon conversion of
                      or with respect to any then outstanding shares of Preferred Stock of the Company or Common Stock or other securities issuable upon conversion thereof;

                              (iv) any securities issuable upon exercise of any
                      options, warrants or rights to purchase any securities of the Company outstanding on the date of this Agreement ("Warrant Securities") and any securities issuable upon the conversion of any Warrant Securities;

                              (v) shares of the Company's Common Stock or
                      Preferred Stock issued in connection with any stock split or stock dividend;

                              (vi) securities offered by the Company to the
                      public pursuant to a registration statement filed under the Securities Act;

                              (vii) shares of the Company's stock (and/or
                      options or warrants therefor) issued or issuable to parties providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar financing; or

                              (viii) securities issued pursuant to the
                      acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity.

               3.3 Procedures. In the event that the Company proposes to undertake an issuance of New Securities, it shall give to each Rights Holder written notice of its intention to issue New Securities (the "Notice"), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder shall have fifteen (15) days from the date of mailing of any such Notice to agree in writing to purchase such Rights Holder's Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder's Pro Rata Share). If any Rights Holder fails to so agree in writing within such fifteen (15) day period to purchase such Rights Holder's full Pro Rata Share of an offering of New Securities (a "Nonpurchasing Holder"), then such Nonpurchasing Holder shall forfeit the right hereunder to purchase that part of his Pro Rata Share of such New Securities that he did not so agree to purchase.

               3.4 Failure to Exercise. In the event that the Rights Holders fail to exercise in full the right of first refusal within such fifteen (15) day period, then the Company shall have 120 days thereafter to sell the New Securities with respect to which the Rights Holders' rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company's Notice to the Rights Holders. In the event that the Company has not issued and sold the New Securities within such 120 day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 3.

               3.5 Termination. This right of first refusal shall terminate (and not be applicable to such terminating transaction) upon the earlier of (i) immediately before the closing of the first underwritten sale of Common Stock of the Company to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act, covering the offer and sale of Common Stock to the public, or (ii) upon (a) the acquisition of all or substantially all the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction.

        4. ASSIGNMENT AND AMENDMENT.

               4.1 Assignment. Notwithstanding anything herein to the contrary:

                      (a) Information Rights. The rights of an Investor under
Section 1.1 or 1.2 hereof may be assigned only to a party who acquires from an Investor (or an Investor's permitted assigns) at least that number of shares of Preferred Stock and/or an equivalent number (on an as-converted basis) of shares of Conversion Stock described in Section 1.1 or 1.2 hereof, respectively.

                      (b) Registration Rights; Refusal Rights. The registration rights of a Holder under Section 2 hereof and the rights of first refusal of a Rights Holder under Section 3 hereof may be assigned only to a party who acquires shares of Preferred Stock issued under any Preferred Stock Purchase Agreement or pursuant to the Series A Warrants, Series B Warrant, Series C Warrant or Series D Warrants which are convertible into at least 50,000 shares of Common Stock and/or an equivalent number (on an as-converted basis) of Registrable Securities issued upon conversion thereof.

                      (c) Notice. Notwithstanding Section 4.1(a) and (b) no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 4.

               4.2 Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors (and/or any of their permitted successors or assigns) holding shares of Preferred Stock and/or Conversion Stock representing and/or convertible into a majority of all the Investors' Shares (as defined below); provided, however, that no such amendment shall affect any Investor in any manner different from other Investors without such Investor's consent; provided, further, that no such amendment shall affect the rights of holders of the Company's Series D Preferred Stock without the consent of the holders of a majority of the Series D Preferred Stock and Common Stock issued upon conversion of Series D Preferred Stock outstanding. As used herein, the term "Investors' Shares" shall mean (i) the shares of Common Stock then issuable upon conversion of all (x) then outstanding shares of Preferred Stock issued under the any Preferred Stock Purchase Agreement or (y) shares of Preferred Stock issuable and/or then issued upon exercise of the

Series A Warrants, the Series B Warrant, the Series C Warrant or the Series D Warrants, plus (ii) all then outstanding shares of Conversion Stock that were issued upon the conversion of any shares of Preferred Stock issued under any Preferred Stock Purchase Agreement, the Series A Warrants, the Series B Warrant, the Series C Warrant or the Series D Warrants. Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon each Investor, each Holder, each permitted successor or assignee of such Investor or Holder and the Company.

        5. GENERAL PROVISIONS.

               5.1 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows:

                      (a) if to an Investor, at such Investor's respective address as set forth on Exhibit A hereto.

                      (b) if to the Company, at 1901 Guadalupe Parkway, San Jose, California 95131.

                      Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

               5.2 Entire Agreement. This Agreement, together with all the Exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. This Agreement will amend and restate the Prior Rights Agreement to read as set forth herein, when it has been duly executed by parties having the right to so amend and restate the Prior Rights Agreement.

               5.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.

               5.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

               5.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

               5.6 Successors And Assigns. Subject to the provisions of Section 4.1, the provisions of this Agreement shall insure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

               5.7 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

               5.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               5.9 Costs And Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

               5.10 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

               5.11 Aggregation of Stock. All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

               5.12 Prior Rights Agreement Superseded and Waived. Pursuant to
Section 4.2 of the Prior Rights Agreement, the undersigned parties who are parties to such Prior Rights Agreement hereby (i) amend and restate the Prior Rights Agreement to read in its entirety as set forth in this Agreement, all with the intent and effect that the Prior Rights Agreement shall be hereby terminated and entirely replaced and superseded by this Agreement and (ii) waive any rights under such Prior Rights Agreement or any predecessor to such Prior Rights Agreement relating to the purchase of the Series D Preferred Stock, or the Series D Warrants.

                [The rest of this page left intentionally blank]

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

THE COMPANY

BROCADE COMMUNICATIONS
SYSTEMS, INC.

By: /s/  Bruce J. Bergman
    ---------------------------

Name:
      -------------------------

Title:
       ------------------------





                SIGNATURE PAGE #1 TO SEVENTH AMENDED AND RESTATED
                           INVESTOR'S RIGHTS AGREEMENT

                  PREVIOUS INVESTORS WHO ARE NOT ALSO INVESTING

                       IN THE SECOND SERIES D TRANSACTION

MOHR, DAVIDOW VENTURES IV, L.P.             CROSSPOINT VENTURE PARTNERS 1993

By:  Fourth MDV Partners,                   By:  /s/  Seth D. Neiman
     L.L.C., General Partner                   ________________________________
     ____________________________

Name:  /s/  Jonathan D. Fei                 Name:     Seth D. Neiman
     ____________________________                ______________________________

Title:  Member                              Title:_____________________________
      ___________________________

MDV IV ENTREPRENEURS'                       CROSSPOINT 1993 ENTREPRENEURS' FUND
NETWORK FUND, L.P.

By:  Fourth MDV Partners,                   By:  /s/  Seth D. Neiman
     L.L.C., General Partner                   ________________________________
     ____________________________

Name:  /s/  Jonathan D. Fei                 Name:     Seth D. Neiman
     ____________________________                ______________________________

Title:  Member                              Title:_____________________________
      ___________________________

WILLIAM N. JOY                              VENTURE LENDING & LEASING, INC.

  /s/  W. N. Joy                            By:________________________________
_________________________________
                                            Name:______________________________

                                            Title:_____________________________

                                            JAPAN ASSOCIATED FINANCE CO., LTD.

                                            By:  /s/  Mitsumasa Murase
                                               ________________________________
                                            Name:  Mitsumasa Murase
                                            Title: President
                                                   JAFCO Co., Ltd.
                                                   Its Executive Partner

                SIGNATURE PAGE #2 TO SEVENTH AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

BAY PARTNERS SBIC, L.P.                         J.F. SHEA CO. INC,

By: Bay Management Company 1995
    General Partner                             By: /s/ E. H. SHEA, JR.
                                                   ----------------------------

By: /s/ [SIG]                                   Name:
   --------------------------------                  --------------------------

Title: General Partner                          Title: Vice President
                                                      -------------------------

JAFCO R-2 INVESTMENT                            JAFCO R-3 INVESTMENT
ENTERPRISE PARTNERSHIP                          ENTERPRISE PARTNERSHIP



By: /s/ MITSUMASA MURASE                        By: /s/ MITSUMASA MURASE
   --------------------------------                ----------------------------
Name:  Mitsumasa Murase                         Name:  Mitsumasa Murase
Title: President                                Title: President
       JAFCO Co., Ltd.                                 JAFCO Co., Ltd.
       Its Executive Partner                           Its Executive Partner



LSI LOGIC CORPORATION                           U.S. INFORMATION TECHNOLOGY
                                                INVESTMENT ENTERPRISE
                                                PARTNERSHIP


By: /s/ R. D. NORBY                             By: /s/ MITSUMASA MURASE
   --------------------------------                ---------------------------
                                                Name:  Mitsumasa Murase
Name: R. Douglas Norby                          Title: President
     ------------------------------                    JAFCO Co., Ltd.
Title: Executive Vice President/CFO                    Its Executive Partner
      -----------------------------


F&W INVESTMENTS 1996 II

By: /s/ JOEL D. KELLER
   --------------------------------

Name:
     ------------------------------

Title:
      -----------------------------



                SIGNATURE PAGE #3 TO SEVENTH AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

WPG ENTERPRISE FUND III, L.P.               WEISS, PECK & GREER VENTURE
                                            ASSOCIATES IV, L.P.


By: WPG Venture Partners IV, L.L.C.,        By: WPG Venture Partners IV, L.L.C.,
    General Partner                             General Partner


By: /s/ Christopher J. Schaepe              By: /s/ Christopher J. Schaepe
   ----------------------------------          ---------------------------------
    Christopher J. Schaepe,                     Christopher J. Schaepe,
    Managing Member                             Managing Member


WEISS, PECK & GREER VENTURE                 NORWEST EQUITY PARTNERS V
ASSOCIATES IV CAYMAN, L.P.                  A Minnesota Limited Partnership

By: WPG Venture Advisors, Ltd.,             By: Itasca Partners V, L.L.P.,
    Administrative General Partner              General Partner

By: /s/ Ian Dungate                         By: /s/ Kevin Hall
   ----------------------------------          ---------------------------------
    Ian Dungate,                               Kevin Hall, Partner,
    Director                                    General Partner
    (strike out name of non-signatory)

THE JOHN D. HAMM AND                        IMPERIAL VENTURES, INC.
GRETA R. HAMM TRUST

By: /s/ John Hamm                           By: /s/ Christian Hobbs

Name:________________________________       Name:_______________________________

Title: Trustee                              Title: VP


                SIGNATURE PAGE #4 TO SEVENTH AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

JAFCO CO., LTD.

By: /s/ MITSUMASA MURASE
   --------------------------
Name:  Mitsumasa Murase
Title: President
       JAFCO Co., Ltd.
       Its Executive Partner

                SIGNATURE PAGE #5 TO SEVENTH AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

                      PREVIOUS INVESTORS WHO ARE INVESTING
                       IN THE SECOND SERIES D TRANSACTION

ANDREAS V. BECHTOLSHEIM



/s/ Andreas V. Bechtolsheim
-----------------------------------
TPK UNITRUST


By: /s/ Andreas V. Bechtolsheim
    -------------------------------
    Andreas V. Bechtolsheim, Trustee

                SIGNATURE PAGE #6 TO SEVENTH AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

                      SECOND SERIES D TRANSACTION INVESTORS


CROSSPOINT VENTURE PARTNERS L.S. 1997 FUND

By:  /s/ SETH NEIMAN
    ------------------------

Name:   Seth Neiman
     -----------------------
Title:  General Partner
      ----------------------

                SIGNATURE PAGE #7 TO SEVENTH AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

                                    EXHIBIT A

                                LIST OF INVESTORS



INVESTOR                                                    NUMBER OF SHARES
WPG Enterprise Fund III, L.P.                               537,111 (Series D)
c/o Weiss, Peck & Greer, LLC                                53,711 (Series D Warrants)
555 California Street, Suite 3130
San Francisco, CA 94104
Attn: Christopher J. Schaepe
      General Partner
Ph.  (415) 622-6864
Fax: (415) 989-5108

Weiss, Peck & Greer Venture                                 596,453 (Series D)
Associates IV, L.P.                                         59,645 (Series D Warrants)
c/o Weiss, Peck & Greer, LLC
555 California Street, Suite 3130
San Francisco, CA 94104
Attn: Christopher J. Schaepe
      General Partner
Ph.  (415) 622-6864
Fax: (415) 989-5108

Weiss, Peck & Greer Venture                                 77,509 (Series D)
Associates IV Cayman, L.P.                                  7,750 (Series D Warrants)
c/o Mr. Patrick Keating
BankAmerica Trust & Banking Corporation
(Cayman) Limited
Fort Street
George Town, Grand Cayman
British West Indies
Ph.  (345) 949-7888
Fax: (345) 949-7883

WPG Information Services Entrepreneur Fund,                 20,762 (Series D)
L.P.                                                        2,076 (Series D Warrants)
c/o Weiss, Peck & Greer, LLC
555 California Street, Suite 3130
San Francisco, CA 94104
Attn: Christopher J. Schaepe
      General Partner
Ph.  (415) 622-6864
Fax: (415) 989-5108

INVESTOR                                                    NUMBER OF SHARES
RHB Management                                              152,248 (Series D)
373 First Street                                            15,224 (Series D Warrants)
Los Altos, CA 94022
Attn: Rajiv Bahl

Norwest Equity Partners, V                                  1,000,000 (Series D)
A Minnesota Limited Partnership                             100,000 (Series D Warrants)
245 Lytton Avenue, Suite 250
Palo Alto, CA 94301
Attn: Kevin Hall, Partner
      at Norwest Venture Capital
Ph.  (415) 321-8000
Fax: (415) 321-8010

The John D. Hamm and                                        43,253 (Series D)
Greta R. Hamm Trust                                         4,325 (Series D Warrants)
24292 Elise Court
Los Altos Hills, CA 94024
Attn: John D. Hamm

Bay Partners SBIC, L.P.                                     114,187 (Series D)
10600 N. De Anza Blvd., Suite 100                           666,667 (Series C)
Cupertino, CA 95014                                         11,418 (Series D Warrants)
Attn: Bay Management Company, 1995
      John Freidenrich, General Partner

J.F. Shea Co. Inc.                                          86,505 (Series D)
655 Brea Canyon Road                                        333,333 (Series C)
Walnut, CA 91789                                            8,650 (Series D Warrants)
Attn: Edmond Shea

JAFCO Co., Ltd. (formerly known as Japan                    5,190 (Series D)
Associated Finance Co., Ltd.)                               26,667 (Series C)
505 Hamilton Avenue, Ste. 310                               519 (Series D Warrants)
Palo Alto, CA 94301
Contact: Mitsumasa Murase, President
Tekko Building
1-8-2 Marunouchi, Chiyoda-ku
Tokyo 100, Japan

INVESTOR                                                    NUMBER OF SHARES
JAFCO R-2 Investment Enterprise                             10,640 (Series D)
Partnership                                                 54,481 (Series C)
505 Hamilton Avenue, Ste. 310                               1,064 (Series D Warrants)
Palo Alto, CA 94301

Attn: Mitsumasa Murase, President
Tekko Building
1-8-2 Marunouchi, Chiyoda-ku
Tokyo 100, Japan

JAFCO R-3 Investment Enterprise                             10,122 (Series D)
Partnership                                                 52,185 (Series C)
505 Hamilton Avenue, Ste. 310                               1,012 (Series D Warrants)
Palo Alto, CA 94301

Attn: Mitsumasa Murase, President
Tekko Building
1-8-2 Marunouchi, Chiyoda-ku
Tokyo 100, Japan

U.S. Information Technology                                 103,806 (Series D)
Investment Enterprise Partnership                           533,333 (Series C)
505 Hamilton Avenue, Ste. 310                               10,380 (Series D Warrants)
Palo Alto, CA 94301

Attn: Mitsumasa Murase, President
Tekko Building
1-8-2 Marunouchi, Chiyoda-ku
Tokyo 100, Japan

Mohr, Davidow Ventures IV, L.P.                             315,959 (Series C)
                                                            600,000 (Series B)

MDV IV Entrepreneurs' Network Fund, L.P.                    13,164 (Series C)
                                                            25,000 (Series B)

3000 Sand Hill Road
Building 1, Suite 240
Menlo Park, CA 94028

INVESTOR                                                    NUMBER OF SHARES
Andreas V. Bechtolsheim                                     105,650 (Series D)
1140 Hamilton Avenue                                        1,000,000 (Series C)
Palo Alto, CA 94301

William N. Joy                                              13,164 (Series C)
0057 Sabin Drive                                            75,000 (Series B)
Aspen, CO 81611

TPK Unitrust                                                13,164 (Series C)
1140 Hamilton Avenue                                        25,000 (Series B)
Palo Alto, CA 94301

Crosspoint Venture Partners L.S. 1997 Fund                  586,392 (Series D)
Crosspoint Venture Partners 1993                            283,932 (Series C)
                                                            56,250 (Series B)

Crosspoint 1993 Entrepreneurs' Fund                         1,381,906 (Series A)
                                                            8,854 (Series C)

One First Street, Suite Two                                 43,094 (Series A)
Los Altos, CA 94022

LSI Logic Corporation                                       173,010 (Series D)
1551 McCarthy Blvd.                                         16,456 (Series C)
Milpitas, CA 95035                                          31,250 (Series B)
Attn: Dave Sanders                                          17,301 (Series D Warrants)

F&W Investments 1996 II                                     3,460 (Series D)
Two Palo Alto Square, Suite 800                             1,974 (Series C)
Palo Alto, CA 94306                                         3,750 (Series B)
                                                            346 (Series D Warrants)

Venture Lending & Leasing, Inc.                             51,197 (Series A Warrants)
2010 North First Street, Suite 310                          17,500 (Series B Warrants)
San Jose, CA 95131

Imperial Ventures, Inc.                                     34,602 (Series D)
9920 S. La Cienega Blvd., 14th Floor                        25,000 (Series C Warrants)
Inglewood, CA 90301                                         3,460 (Series D Warrants)
Attn: Christian Hobbs

TOTAL                                                       1,476,197 (SERIES A OR EQUIVALENTS)
                                                            833,750 (SERIES B OR EQUIVALENTS)
                                                            3,358,333 (SERIES C OR EQUIVALENTS)
                                                            3,957,781 (SERIES D OR EQUIVALENTS)


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